Exhibit 99.2

Donald W. Brooks

P.O. Box 1545

Austin, Texas 78767

September 28, 2004

Mr. Edmond Tseng

Chairman

OSE USA

Dear Edmond:

I am writing to advise you of my decision to resign from the Board of Directors of OSE USA, effective October 1, 2004. The demands on my personal and business schedules are such that I feel I have insufficient time available to devote to the responsibilities of the position. It has been an honor to serve on the Board over the past years, and I thank you for your consideration and understanding.

Yours truly,

Donald W. Brooks